Exhibit 32.2
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350

In connection with the Quarterly Report of iParty Corp. (the “Company”) on Form 10-Q for the period ended March 26, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, the undersigned Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C Section 1350 that to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 9, 2011

/s/ DAVID ROBERTSON
David Robertson
Chief Financial Officer